SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MECHANICAL TECHNOLOGY INCORPORATED
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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MECHANICAL TECHNOLOGY INCORPORATED

431 NEW KARNER ROAD

ALBANY, NEW YORK 12205

February 1, 2002

Dear Stockholder:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the Annual Meeting) of Mechanical Technology Inc., a New York corporation (the Company), to be held on Thursday March 7, 2002 at 10:00 a.m., local time, at the Albany Marriott, 189 Wolf Road, Albany, New York.

The Annual Meeting has been called for the purpose of (i) electing two Directors, each for a three-year term, and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 8, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote FOR the election of the two nominees as Directors of the Company.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

VOTES WILL BE TABULATED BY INSPECTORS OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE NEW YORK BUSINESS CORPORATION LAW.

Sincerely,

Dr. William P. Acker

President

MECHANICAL TECHNOLOGY INCORPORATED

431 NEW KARNER ROAD

ALBANY, NEW YORK 12205

(518) 533-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Mechanical Technology Inc., a New York corporation (the Company), will be held on Thursday, March 7, 2002, at 10:00 a.m., local time, at the Albany Marriott, 189 Wolf Road, Albany, New York (the Annual Meeting) for the purpose of considering and voting upon:

1. The election of two Directors, each to hold office until the Company's 2005 annual meeting of stockholders and until such director's successor is duly elected and qualified.

  Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 8, 2002 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event that there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors

Catherine S. Hill

Corporate Secretary

Albany, NY

February 1, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES. VOTES WILL BE TABULATED BY INSPECTORS OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE NEW YORK BUSINESS CORPORATION LAW.

MECHANICAL TECHNOLOGY INCORPORATED

431 NEW KARNER ROAD

ALBANY, NEW YORK 12205

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Mechanical Technology Incorporated to be held on March 7, 2002, and any adjournment thereof, at The Albany Marriott Hotel, Northway Exit 4, 189 Wolf Road, Albany, New York.

The shares represented by properly completed proxies received prior to the vote will be voted FOR 1) the election of directors, unless specific instructions to the contrary are given or an abstention from voting is indicated by the shareholder. The proxy may be revoked any time before it is exercised.

This Proxy is first being mailed to shareholders on or about February 1, 2002. At the close of business on January 8, 2002 the Company had outstanding 35,484,760 Common Stock. Each share of Common Stock entitles the holder thereof to one vote on the matters to be voted upon by such shareholders. A majority of the outstanding shares, present in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present but do not affect the outcome of the election. A plurality vote is required for the election of Directors. An affirmative vote of a majority of the votes cast is necessary to approve all other actions. Votes will be tabulated by inspectors of election appointed in accordance with the applicable provisions of the New York Business Corporation Law.

ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders, two Directors are to be elected, each to hold office until the expiration of his or her term and until a successor shall be elected and shall qualify. The Directors serve staggered terms.

George McNamee and Dennis O'Connor are nominated to serve three-year terms expiring 2005; Dale Church, Edward Dohring and David Eisenhaure are in the second year of three-year terms, expiring 2003; Alan Goldberg, Walter Robb and Beno Sternlicht are in the first year of three-year terms, expiring 2004. Management's nominees for Directors, together with certain information concerning them, are on the following pages. In the event that any of such nominees shall become unavailable for any reason, it is intended that proxies will be voted for substitute nominees designated by management.

CERTAIN INFORMATION REGARDING NOMINEES

Mr. McNamee, 55, a Director and Chairman of the Company's Board since 1996, and Chief Executive Officer since April 1998. Mr. McNamee is and has been the Chairman of the Board of First Albany Companies Inc. ("FAC") since 1985 (see "Securities Ownership of Certain Beneficial Owners", below). Mr. McNamee also serves as Chairman of the Board of Plug Power Inc., a position he has held since Plug Power LLC was formed in 1997. He is a member of the Board of Directors of MapInfo Corporation and The Meta Group, Inc. He is on the Board of Directors of the New York Stock Exchange, and the New York Conservation Education Fund.

Mr. O'Connor, 62, a Director since 1993, is a registered patent attorney, and from 1984 until his retirement in June 2000, was the Director of New

Products and Technology for Masco Corporation, a diversified manufacturer of building, home improvement, and other specialty products for the home and family.

Management recommends that you vote FOR election of the two nominees listed above as Directors of the Company.

CERTAIN INFORMATION REGARDING INCUMBENT DIRECTORS

Mr. Church, 62, a Director since 1997, has practiced law in private practice, government, and corporate environments for over 30 years with specialties in U.S. and international government contracting, developing companies, mergers and acquisitions, and joint ventures. He has been the Chief Executive Officer of Ventures & Solutions LLC since 1996 and the Chairman and CEO of the Intelligent Inspection Corporation since 1999, and, prior to that time, was a partner in the law firm of McDermott, Will & Emery from 1993 to 1997. He served as General Counsel to the American

Electronics Association from 1994 to 1998. His previous experience includes working for the U.S. Government's Central Intelligence Agency and Department of Defense and as corporate counsel to establish several companies in the Silicon Valley of California. He is a Trustee of the National Security Industrial Association and is a director of various private corporations.

Mr. Dohring, 68, a Director since 1997, became President of MTI Instruments, Inc., a majority-owned subsidiary of the Company, on April 1,

2000. Mr. Dohring retired December 31, 1998 from Silicon Valley Group, Inc. ("SVG") where he had been Vice President since July 1992 and President of its SVG Lithography Systems, Inc. ("SVGL") unit since October 1994. From June 1992 to October 1994, he served as President of SVG's Track Systems Division. He joined SVG from Rochester Instrument Systems, Inc., where he served as President from April 1989 to June 1992. He also held management positions with General Signal, CVC Products, Bendix, Bell & Howell and

Veeco Instruments. He is a member of the Board of Directors of Tegal Corporation, and has served as a director of Semiconductor Equipment & Materials International (SEMI) and International Disc Equipment Manufacturers Association (IDEMA). He currently serves on the State University of New York Maritime College Board of Directors and is a trustee of the College.

CERTAIN INFORMATION REGARDING INCUMBENT DIRECTORS (Continued)

Mr. Eisenhaure, 56, a Director since 2000, has served as President, Chief Executive Officer and Chairman of the Board of Directors of SatCon Technology Corporation ("SatCon") since 1985. Prior to founding SatCon, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974. In addition to his duties at SatCon, Mr. Eisenhaure holds an academic position at the Massachusetts Institute of Technology serving as a lecturer in the

Department of Mechanical Engineering. He also serves on the Board of Directors of Beacon Power Corporation. Mr. Eisenhaure became a Director of the Company when he was selected by SatCon as its designee on the Company's Board of Directors pursuant to agreements entered into in connection with the October 1999 transactions between SatCon and the Company whereby the Company sold its subsidiary, Ling Electronics, to SatCon and agreed to invest approximately $7 million in SatCon.

Mr. Goldberg, 56, a Director since 1996, has been the President of FAC since 1993 and a Director since 1985 (see "Securities Ownership of Certain Beneficial Owners," below). Mr. Goldberg currently serves on the Board of Directors of SatCon Technology Corporation and Beacon Power Corporation. He is active in industry and civic organizations and serves on the board of several private corporations.

Dr. Robb, 73, a Director since 1997, has been a management consultant and President of Vantage Management, Inc., since 1993. Prior to that, Dr. Robb was with General Electric Company ("GE") in a number of executive positions. He was Senior Vice President for Corporate Research and Development from 1986 until his retirement on December 31, 1992, directing the GE Research and Development Center, one of the world's largest and most diversified industrial laboratories, and serving on GE's Corporate Executive Council. He has served on the Board of Directors of Plug Power Inc., since its formation in 1997, and is a Director of Celgene Corp. and a number of privately owned companies.

Dr. Sternlicht, 73, a Director since 1996 and a co-founder of the Company, has been President of Benjosh Management Corporation, a management firm in New York City, since 1976; President of AMEAST Corporation, a consulting and trading corporation, since 1976; and President of Arben International,LLC, a distribution and manufacturing firm for products for the furniture industry, with offices in Moscow and New York City, since 1994. He has also served as Chairman of the Board of Comfortex Corp., a window shade designer and manufacturer, from 1992 until its sale to Hunter Douglas in 1999, and currently serves as stockholder representative to the Board of Directors. Dr. Sternlicht was a Director of the Company from 1961 to 1992, and prior to 1985 held a number of positions with the Company. At the time of his departure from the Company in 1985, he served as Technical Director and Vice Chairman of the Board of Directors. Dr. Sternlicht was one of the founders of VITA Volunteers in Technical Assistance, and has served on various advisory committees of NASA, DOE and the Commerce Department under Presidents Carter, Reagan and Bush, and served as an Advisor on Energy to the People's Republic of China, Israel and India.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held 13 meetings during fiscal 2001. All directors attended at least 75% of all of the Board and committees meetings held during fiscal 2001. The Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee

The Audit Committee currently consists of Messrs. O'Connor (Chairman), Church and Goldberg. The Board has determined that the members of the Audit Committee satisfy all requirements as to independence, financial literacy and experience, except that Mr. Goldberg, as a director of First Albany Companies Inc., an affiliate of the Company, may not be deemed independent as defined in Nasdaq Marketplace Rule 4200(a)(14). Based on Mr. Goldberg's extensive financial and business experience, and his knowledge and understanding of the Company and its industry, the Board of Directors determined that Mr. Goldberg's membership on the Audit Committee is in the best interests of the Company and its stockholders. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on March 30, 2000. The Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities. The Audit Committee also reviews the Company's accounting policies, control systems and compliance activities. The Committee also reviews the Charter of the Audit Committee. The Audit Committee met four times during fiscal 2001. This is a report on the Committee's activities relating to Fiscal 2001.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the Company's audited financial statements for Fiscal 2001 with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountants

The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard

No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants' independence.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2001 for

filing with the Securities and Exchange Commission.

Fees

During Fiscal 2001, the Company paid the following fees to PricewaterhouseCoopers, LLP, the Company's independent accountants:

Audit and Quarterly Review Fees: $79,279

All Other Fees: 31,635

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors' independence.

Other Matters

In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be soliciting material, or to be filed with the Commission or subject to the Commission's Regulation 14A, other than as provided in that Item, or to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Audit Committee:

E. Dennis O'Connor (Chairman)

Dale W. Church

Alan P. Goldberg

Compensation Committee

Mr. Goldberg and Dr. Sternlicht serve as the members of the Company's Compensation Committee. The Compensation Committee was established to set and administer the policies that govern annual stock and non-stock compensation for the Company's executives, review general compensation levels for other employees as a group and review and recommend policies regarding the Company's compensation and incentive plans. After review and approval by the Compensation Committee, issues pertaining to executive compensation and compensation policies are reported to the Board of Directors. The Compensation Committee met one time during fiscal 2001.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee reviews and evaluates individual executive officers and determines the compensation for each executive officer. In general, compensation is designed to attract, retain and motivate a superior executive team, reward individual performance, relate compensation to Company goals and objectives and align the interests of the executive officers with those of the Company's stockholders.

Compensation for the Named Executive Officers during Fiscal 2001 included salary and bonus. Base salary and in certain circumstances cash bonuses were determined by employment arrangement. For more detailed information on employment arrangements, (see "Employment Agreements" below).

For fiscal 2001, all bonuses other than guaranteed bonuses were based on the specific contributions made during the year toward the Company's goals established at the beginning of the year and the executive's responsibilities. Cash and stock bonuses are generally paid a month after the executive's anniversary date or a month after the executive's review.

The Compensation Committee believes that with current salary, bonus and stock option grants, which generally vest over a four-year period, the executive team is properly motivated to achieve the short and long-term goals of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

George C. McNamee became Chief Executive Officer of the Company on April 15, 1998. Mr. McNamee receives no salary or bonus from the Company; however, he does receive stock options as a member of the Board of Directors of the Company.

Dr. William P. Acker, President and Chief Technology Officer, has an employment agreement with us that provides a base salary of $175,000 and a bonus of not less than $25,000 per year. For fiscal 2001, based on the achievement of goals established for the Company, Dr. Acker received a bonus of $75,000 (paid in fiscal 2002) as well as options for 100,000 shares. He will also receive 100% of his base salary and benefits for one year, subject to reduction for any amounts earned in other employment, if we terminate him without cause. This agreement continues unless modified.

Compensation Committee

Mr. Alan P. Goldberg
Dr. Beno Sternlicht

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In fiscal 2001, the Compensation Committee, consisted of Mr. Goldberg and Dr. Sternlicht, neither of whom are employees of the Company. Mr. Goldberg is the President and a member of the Board of Directors of FAC. For information concerning the committee members' relationship to the Company see "Securities Ownership of Certain Beneficial Owners" and "Certain Relationships and Related Transactions."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership of the Company's Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the Company's records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the Company's most recent fiscal year, except for an amended Form 4 for the month of April 2000 filed by Mr. Goldberg on December 20, 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation to the Company's Chief Executive Officer and the four most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal years ended September 30, 2001, 2000 and 1999.

SUMMARY COMPENSATION TABLE
		ANNUAL COMPENSATION		LONG-TERM COMPENSATION
NAME AND POSITION OF PRINCIPAL	FISCAL YEAR	SALARY	BONUS	SECURITIES UNDERLYING OPTIONS (#)	ALL OTHER COMP
George C. McNamee, Chief Executive Officer	2001 2000 1999	$ - - -	$ - - -	10,000 30,000 90,000(1)	$ - - -
Dr. William P. Acker, President & Chief Technology Officer	2001 2000(2)	$175,000 $ 50,481	$75,000(3) -	100,000 175,000	$ 2,827(4) -
Dr. Judith A. Barnes, Vice President & Chief Marketing Officer	2001 2000(2)	$175,000 100,962	$125,000 62,500	40,000 140,000	$ - -
Dr. Shimshon Gottesfeld Vice President of R&D and Chief Technology Officer MTI MicroFuel Cells Inc.	2001(2)	$148,846	$124,858(5)	50,000	$22,708(4)(6)
Catherine S. Hill, Vice President of Corporate Development	2001 2000(2)	$150,000 86,539	$100,000 -	40,000 140,000	$ 1,846(4) -

Summary Compensation Table (Continued)

  Reflects awards under the Directors' Stock Option Program for services as a Director.
  Represents compensation for a portion of the fiscal year based upon employment dates:

  Dr. Acker joined the Company as President and Chief Technology Officer on June 19, 2000.

  Dr. Barnes joined the Company as Vice President and Chief Marketing Officer on March 7, 2000.
  Dr. Gottesfeld joined MTI MicroFuel Cells as Vice President of Research and Development and Chief Technology Officer on December 4, 2000.

  Ms. Hill joined the Company as Vice President of Corporate Development on March 7, 2000.

  Bonus includes amount paid in Fiscal 2002 related to services performed in Fiscal 2001.

  Represents Company matching contributions of $1.00 for each $1.00 contributed by the named individual to the 401(k) Savings Plan up to a maximum of 4% of base pay.

  Includes commencement bonus of $35,088, bonus for gross up of taxes for relocation expenses of $10,656 and bonus for purchase of MTI MicroFuel Cells Inc. , a subsidiary of the Company, Class A Preferred Stock of $79,114.

  Represents Company matching contributions of $2,492 to the 401(k) Savings Plan and $20,216 in moving expenses paid by the Company.

Option Grants Table

The following table sets forth information concerning individual grants of stock options to purchase the Company's Common Stock made to the Named Executive Officers during Fiscal 2001.

OPTION GRANTS IN FISCAL 2001

	Individual Grants
Name	Number of Shares Underlying Options Granted	Percentage of Total Options Granted to Employees	Exercise Price (per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[1] 5%($) 10%($)
George C. McNamee	10,000[2]	1.95%	$4.313	04/02/2011	$ 27,124	$ 68,738
Dr. William P. Acker	100,000[3]	19.49%	$2.875	12/15/2010	$180,807	$458,201
Dr. Judith A. Barnes	40,000[4]	7.80%	$2.875	12/15/2010	$ 72,323	$183,280
Dr. Shimshon Gottesfeld	50,000[6]	9.75%	$2.875	12/15/2010	$ 90,404	$229,100
Catherine S. Hill	40,000[4]	7.80%	$2.875	12/15/2010	$ 72,323	$183,280

_______________

  Potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until expiration of the 10-year term. These numbers are calculated based upon Securities and Exchange Commission requirements and do not reflect the Company's projection or estimate of future stock price growth. Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the fair market value on the date of grant, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire 10-year term of the option and subtracting from that the aggregate option exercise price.

  Option Grants Table (Continued)
  100% exercisable at grant. Reflects awards under the Directors' Stock Option Program for services as a Director.

3 25% or 25,000 shares are exercisable each year beginning December 15, 2000.

4 25% or 10,000 shares are exercisable each year beginning December 15, 2001.

5 25% or 6,250 shares are exercisable each year beginning December 15, 2001.

6 25% or 12,500 shares are exercisable each year beginning December 15, 2001.

FISCAL YEAR-END OPTION VALUES

Option Exercises and Option Values. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers of the Company who held such options at September 30, 2001.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES
			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(2)
Name	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
George C. McNamee	-	-	130,000	-	$ 78,125	$ -
Dr. William P. Acker	-	-	112,500	162,500	$ 15,625	$ 46,875
Dr. Judith A. Barnes	-	-	64,167	115,833	$ -	$ 25,000
Dr. Shimshon Gottesfeld	-	-	-	50,000	$ -	$ 31,250
Catherine S. Hill	-	-	139,167	115,833	$ 77,500	$ 25,000
  Represents the difference between the exercise price and the fair value of the common stock on the date of exercise.
  Based on the last reported sale price on the Nasdaq National Market on September 28, 2001, less the option exercise price.

EMPLOYMENT AGREEMENTS

Dr. William P. Acker, President and Chief Technology Officer has an employment agreement with us that provides a base salary of $175,000 and a bonus of not less than $25,000 per year. He will also receive 100% of his base salary and benefits for one year, subject to reduction for any amounts earned in other employment, if we terminate him without cause. This agreement continues unless modified.

Dr. Judith A. Barnes, Vice President and Chief Marketing Officer has an employment letter with us that provides a base salary of $175,000 and a bonus of not less than $125,000 per year. This bonus is paid quarterly. She will also receive 100% of her base salary for 6 months if we terminate her employment without cause. This agreement continues unless modified.

EMPLOYMENT AGREEMENTS (Continued)

Dr. Shimshon Gottesfeld, Vice President of Research and Development and Chief Technology Officer of MTI MicroFuel Cells Inc. has an employment agreement for a term expiring on December 1, 2003. The agreement provides for a base salary of $180,000 per year and an annual bonus of not less than $20,000 each year. The agreement also provides for (1) a commencement bonus of $35,088; (2) moving and relocation expenses; and (3)

the issuance of 100,000 Class A preferred stock in MTI MicroFuel Cells Inc., a Subsidiary of the Company, as well as a cash bonus to cover the purchase price and any tax liability related to the purchase of such shares. He will also receive 100% of his base salary for the remainder of his agreement if the Company terminates him without cause or he leaves employment for defined reasons, subject to reduction for amounts earned in any other employment.

Ms. Catherine S. Hill, Vice President of Corporate Development, has an employment letter with us that provides a base salary of $150,000 and a bonus of not less than $100,000 per year. She will also receive 100% of her base salary for 6 months if we terminate her employment without cause. This agreement continues unless modified.

DIRECTORS' COMPENSATION

Directors receive fees of $750 for each Board of Directors meeting attended. Directors are also reimbursed for travel expenses incurred in attending meetings.

Beginning in Fiscal 2002, Directors will no longer receive fees of $750 for each Board of Directors meeting attended, however the Directors' Stock Option Program will be modified to provide compensation for their services as directors. Directors will also be reimbursed for travel expenses incurred in attending meetings.

On March 18, 1999, the Company's Board of Directors adopted a Directors' Stock Option Program, whereby options to purchase 10,000 shares of the Company's Common Stock are issued to each non-employee director serving as a director on the date of the Annual Meeting. These options are immediately exercisable and have exercise prices equal to the closing price of the Company's Common Stock on the NASDAQ National Market on the date of grant.

During Fiscal 2001, the Company granted stock options to purchase shares of the Company's Common Stock to each member of the Board of Directors. The stock option exercise price was $4.313 per share, and these stock options were immediately exercisable upon grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At September 30, 2001, First Albany Companies Inc. ("FAC") owned approximately 33.1% of the Company's common stock. George McNamee, a Director, Chairman of the Board and Chief Executive Officer of the Company, is a director and Chairman of the Board of FAC, a director and

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS (Continued)

Chairman of the Board of First Albany Corporation ("First Albany"), and is currently a director and Chairman of the Board of Directors of Plug Power.

Alan Goldberg, a Director of the Company, is a Director and President of FAC and a director and President of First Albany. In addition, Dr. Walter L. Robb, a director of the Company, is a director of Plug Power.

Mechanical Technology owns approximately 7.86% of SatCon's outstanding stock and has the right to appoint two members to SatCon's Board of Directors. Alan Goldberg is the Company's current representative on the SatCon board.

David B. Eisenhaure, a Director of the Company, is President, Chief

Executive Officer and Chairman of the Board of Directors of SatCon.

Mechanical Technology owned approximately 10.3% of Beacon Power common stock as of September 30, 2001, and Alan Goldberg is the Company's representative on the Beacon Power Board of Directors. In addition, SatCon performs funded research and development and sells power electronic boards and components to
Beacon Power. SatCon also owns approximately 11% of Beacon Power's shares.

Mr. Dohring serves as Chairman and President of MTI Instruments, Inc., a subsidiary of the Company, and received a salary of $150,000 for such services during fiscal 2001.

Transactions among related parties are as fair to the Company as obtainable from unaffiliated third parties.

In April 2000, the Company entered into a management services agreement with First Albany, a wholly owned subsidiary of FAC, to sublet offices in First Albany's facilities and purchase certain services, (i.e. phone, postage, computer network access, etc.) from First Albany. Under this agreement, FAC billed the cost of these services to the Company. Billings under these agreements amounted to approximately $33 thousand for 2001.

The Company exercised 1,333,333 of Beacon Power warrants on a cash-less basis, on December 20, 2000, and received 985,507 shares of Beacon Power common stock. The Company also received approximately $183 thousand in preferred stock dividends from Beacon Power during fiscal 2001.

On September 28, 2001, the Company received 544,148 shares of Beacon Power Common Stock as a pro rata distribution by SatCon. The Company recognized a gain of $827 thousand on this dividend distribution.

On December 27, 2000, the Company entered into a Put and Call with FAC to provide independent credit support for repayment of its $25.2 million indebtedness to Key Bank, N.A.("FAC Credit Enhancement") for which the Company paid a fee of $945 thousand. The FAC Credit Enhancement provided FAC with the option, if the price of Plug Power stock fell to $4 per share, to either purchase 6.3 million Plug Power shares pledged as collateral on the loan or take an assignment of KeyBank N.A.'s rights under the Credit Agreement, as amended. The FAC Credit Enhancement could be triggered in the event of a default and was amended on April 27, 2001, the original expiration date, to extend its expiration date to August 27, 2001. The mutually agreeable terms. If the FAC Credit Enhancement expired, and was

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS (Continued)

not replaced, prior to November 3, 2001, the loan would be immediately due and payable. Upon expiration of the FAC Credit Enhancement Agreement, mandatory repayments on any outstanding balance would be required if the

Plug Power stock price fell below $20 per share. The FAC Credit Enhancement expired on August 27, 2001 and was not replaced because the Company amended and restated its Credit Agreement with KeyBank, N.A. on August 10, 2001.

The new KeyBank agreement does not require a credit enhancement.

On December 27, 2000, the Company entered into two bridge loan agreements with FAC. The first loan was for $945 thousand and was used to pay the purchase price for the FAC Credit Enhancement. The Company pledged 200,000 shares of Plug Power common stock as collateral. The second loan was for $5 million, $3 million of which was used to make a December 27, 2000 principal loan repayment to KeyBank, N.A. and the remaining $2 million was available for working capital. The Company pledged 1 million shares of Plug Power common stock as collateral. Upon mutual agreement of FAC and the Company, the loans may be converted to equity prior to maturity. Both loans bear interest at the Prime Rate and both interest and principal are due on January 3, 2002. On March 30, 2001, the Company made a principal payment to FAC totaling $4 million. On April 30, 2001, the Company made principal and interest payments to FAC totaling $1.445 million and $.117 million, respectively, which reduced the Company's obligations on the FAC Bridge Loans to zero.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's common stock, based on the market price of the Company's common stock, with the total return of companies included within the Standard & Poor's (S&P) 500 Composite Index and the companies included within the S&P Technology Sector Composite Index for a five year period commencing October 1, 1996 and ending September 30, 2001. The calculation of total cumulative return assumes a $100 investment in the Company's common stock, the S&P 500 Composite Index and the S&P Technology Sector Composite Index on October 1, 1996, the first day of the Company's fiscal year.

[GRAPH APPEARS HERE]

Measurement Period	MKTY	S&P 500 Index	S&P Technology
(Fiscal Year Covered)			Sector Index

FYE 9/30/96	100.00	100.00	100.00
FYE 9/30/97	164.71	140.45	162.40
FYE 9/30/98	335.29	153.15	183.87
FYE 9/30/99	2510.29	195.74	321.38
FYE 9/30/00	2290.04	221.74	383.98
FYE 9/30/01	741.25	162.71	147.71

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

FAC, 30 South Pearl Street, Albany, New York, 12207, are beneficial owners of 11,753,744 shares, or approximately 33.1%, of the outstanding common stock of the Company. Messrs. McNamee and Goldberg may be deemed the beneficial owners of the shares owned by FAC. Messrs. McNamee and Goldberg disclaim such beneficial ownership.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2001 for:

  All persons known by us to own beneficially 5% or more of the common stock;

  each of our directors;
  the executive officers and key employees listed in the Summary Compensation Table; and
  all directors and executive officers as a group.
Shares Beneficially Owned(1)
Name of Beneficial Owner	Number (2)		Percent
First Albany Companies Inc.	11,753,744		33.12%
Dr. William P. Acker	137,500	(3)	*
Dr. Judith A. Barnes	74,167	(4)	*
Dale W. Church	338,500	(5)	*
Edward A. Dohring	203,689	(6)	*
David B. Eisenhaure	343,000	(7)	*
Alan P. Goldberg	12,784,362	(8),(9)	36.01
Dr. Shimshon Gottesfeld	13,000	(10)
Catherine S. Hill	149,167	(11)	*
George C. McNamee	13,321,860	(8),(9),(12)	37.52
E. Dennis O'Connor	259,500	(13)	*
Dr. Walter L. Robb	223,300	(13)	*
Dr. Beno Sternlicht	944,018	(6), (14)	2.65
All present Directors and Officers as a group (13 persons)	17,175,402		45.99

*Percentage is less than 1.0% of the outstanding common stock.

  Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of common stock beneficially owned by the Stockholder. The address of George C. McNamee and Alan P. Goldberg is First Albany Companies Inc., 30 South Pearl Street, Albany, New York 12207. The address of all other listed stockholders is c/o Mechanical Technology Inc., 431 New Karner Road, Albany, New York 12205. This table does not include any beneficially owned shares of MTI MicroFuel Cells Inc., a subsidiary of the Company.

  The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after December 31, 2001, through the exercise of any warrant, stock option or other right. The inclusion in this proxy statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person, which are exercisable within 60 days of December 31, 2001, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 35,484,985 shares of common stock outstanding as of December 31, 2001.
  Includes options for 50,000 shares granted on December 15, 2000 and 87,500 shares granted on June 19, 2000, which are exercisable as of December 31, 2001.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (Continued)
  Includes options for 10,000 shares granted on December 15, 2000, 11,667 shares granted on June 20, 2000 and 52,500 shares granted on March 7, 2000, which are exercisable within 60 days of December 31, 2000.
  Includes options for 10,000 shares granted on April 2, 2001, 30,000 shares granted on April 1, 2000, 45,000 shares granted on April 1, 1999, 45,000 shares granted on August 31, 1998, 45,000 shares granted on April 16, 1997, which are exercisable as of December 31, 2001 and 2,250 shares owned by Mr. Church's wife. Mr. Church disclaims beneficial ownership of such shares.
  Includes options for 10,000 shares granted on April 2, 2001, 30,000 shares granted on April 1, 2000, 45,000 shares granted on April 1, 1999, 45,000 shares granted on August 31, 1998 and 45,000 shares granted on April 16, 1997, which are exercisable as of December 31, 2001.
  Includes options for 10,000 shares granted on April 2, 2001, 30,000 shares granted on April 1, 2000, which are exercisable as of December 31, 2001 and 300,000 shares of common stock issuable upon the exercise of outstanding warrants exercisable as of December 31, 2001. Mr. Eisenhaure, a director and officer of SatCon Technology Corporation, may be deemed the beneficial owner of these shares. Mr. Eisenhaure disclaims beneficial ownership of these shares.
  Includes 11,753,744 shares owned by First Albany Companies Inc.; see "Security Ownership of Certain Beneficial Owners." However, Messrs. McNamee and Goldberg disclaim beneficial ownership of such shares.
  Includes options for 10,000 shares granted on April 2, 2001, 30,000 shares granted on April 1, 2000, 45,000 shares granted on April 1, 1999 and 45,000 shares granted on November 12, 1998, which are exercisable as of December 31, 2001.
  Includes 12,500 shares granted on December 15, 2000, which are exercisable as of December 31, 2001 and 500 shares owned by Mr. Gottesfeld's wife. Mr. Gottesfeld disclaims beneficial ownership of such shares.
  Includes options for 10,000 shares granted December 15, 2000, 11,667 shares granted on June 20, 2000, 30,000 shares granted on March 30, 2000, 52,500 shares granted on March 7, 2000 and 45,000 shares granted on January 8, 1999, which are exercisable as of December 31, 2001.
  Includes 57,375 shares owned by Mr. McNamee's wife. Mr. McNamee disclaims beneficial ownership of such shares.
  Includes options for 10,000 shares granted on April 2, 2001, 30,000 shares granted on April 1, 2000, 45,000 shares granted on April 1, 1999 and 45,000 shares granted on August 31, 1998, which are exercisable as of December 31, 2001.
  Includes 200,970 shares held by Dr. Sternlicht's wife as custodian for their children. Dr. Sternlicht disclaims beneficial ownership of such shares.

ANNUAL REPORT TO SHAREHOLDERS

The Company's Annual Report to Shareholders accompanies this Proxy Statement. The Company's Annual Report on Form 10-K for the year ended September 30, 2001, as filed with the Securities and Exchange Commission, may be obtained by addressing a written request to the Investor Relations Department at the Company's corporate headquarters, 431 New Karner Road, Albany, New York 12205.

PROPOSALS OF SECURITY HOLDERS

If a shareholder intends to present a proposal at the Company's Annual Meeting of Shareholders to be held in 2003 and seeks to have the proposal included in the Company's Proxy Statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company no later than the close of business on October 3, 2002. If a shareholder wishes to present a matter at the Company's Annual Meeting of Shareholders to be held in 2003 that is outside of the processes of Rule 14a-8, the proposal must be received by the Company no later than the close of business on October 17, 2002. After that date, the proposal will be considered untimely and the Company's proxies will have discretionary voting authority with respect to such matter. Any proposals, as well as any related questions, should be directed to the Secretary of the Company.

OTHER MATTERS

Management does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons voting them.

All expenses incurred in connection with this solicitation of proxies will be borne by the Company.

By Order of the Board of Directors

Catherine S. Hill
Secretary

Albany, New York

February 1, 2002

Appendix A - Proxy Card

MECHANICAL TECHNOLOGY INCORPORATED

431 New Karner Road Albany, New York 12205

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy heretofore given to vote such shares, and hereby ratifies and confirms all that said proxies may do by virtue hereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF AUTHORITY TO VOTE FOR ITEM 1, ELECTION OF DIRECTORS, IS NOT SPECIFICALLY WITHHELD, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN THE PROXY STATEMENT. IF NO CHOICE IS SPECIFIED WITH RESPECT TO ITEM 2, THE PROXY WILL BE VOTED FOR THIS PROPOSAL.

The undersigned hereby appoints George C. McNamee and Alan Goldberg, or either of them, as proxies to vote all the stock of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of the Shareholders of Mechanical Technology Incorporated, to be held at the Albany Marriott Hotel (Northway Exit 4), 189 Wolf Road, Albany, New York, at 10:00 a.m. on March 7, 2002, or any adjournment thereof, as follows:

  ELECTION OF DIRECTORS:

FOR THE TWO NOMINEES LISTED BELOW ÿ WITHHOLD AUTHORITY ÿ

(except as marked to the contrary below) to vote for both nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Three Year Term: George C. McNamee E. Dennis O'Connor

IN THEIR DISCRETION, UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
Date, 2002

Please sign exactly as name appears on this proxy. When

shares are held by joint tenants, both should sign. When

signing as attorney, executor, administrator, trustee, or guardian,

please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized

person.

ATTENDANCE AT MEETING: NO ! YES ! NUMBER ATTENDING !	Please provide Social Security Number or Tax Identification Number ___________________________________________________